Exhibit 10

FOURTH AMENDMENT TO THE PROGRESSIVE CORPORATION EXECUTIVE
DEFERRED COMPENSATION PLAN
(2010 Amendment and Restatement)

WHEREAS, The Progressive Corporation (“Company”) currently maintains The
Progressive Corporation Executive Deferred Compensation Plan (“Plan”) pursuant to the 2010
Amendment and Restatement and three amendments thereto; and

WHEREAS, the Company desires to amend the Plan further;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of October 5, 2017:

1.	Section 1.1 of Article 1 of the Plan is hereby amended and restated in its entirety to provide as follows:

"Affiliated Company" means (i) any corporation included in the affiliated group of corporations as defined in Section 1504 of the Code (determined without regard to 1504(b)) of which the Company is the common parent corporation, and (ii) ARX Holding Corp. and its direct or indirect subsidiaries and other entities in which ARX Holding Corp. has a direct or indirect controlling equity interest.

IN WITNESS WHEREOF, The Progressive Corporation has hereunto caused this
Amendment to be executed by its duly authorized representative on the 5th day of October, 2017

THE PROGRESSIVE CORPORATION

By: /s/ Daniel P. Mascaro
Title: Vice President